SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  February 3, 1998

                              THE TIREX CORPORATION
             (Exact name of registrant as specified in its charter)

           Delaware                      33-17598-NY             22-2824362
 (State or other jurisdiction            (Commission          (I.R.S. Employer
       of incorporation)                 File Number)        Identification No.)

        740 St. Maurice, Suite 201
            Montreal, Quebec                                       H3C 1L5
 (Address of principal executive offices)                        (Zip Code)

                                 (514) 878-0727
              (Registrant's telephone number, including area code) (Former name, former address and former fiscal year, if changed since last report)


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ITEM 5.  Other Events

     Effective February 3, 1998, the certificate of incorporation of the Company was amended so as to change the amount of capital stock, which the Company is authorized to issue, from 70,000,000 shares of Common Stock, par value $.001 per share to 69,900,000 shares of Common Stock, par value $.001 per share and 100,000 shares of Open Stock, par value $.001 per share, and to invest in the Board of Directors the power to designate the Open Stock in one or more classes and/or series, with such rights and preferences as the Board of Directors shall determine.

     In accordance with the Delaware General Corporation Law, Section 228(a), on January 31, 1998, the holders of record of approximately 52.7% of the issued and outstanding shares of common stock, $.001 par value, of the Company, in person or by proxy, by their consent in writing authorized, approved and adopted a resolution respecting the amendment of the Company's certificate of incorporation.

     The foregoing amendment has no effect on any shares currently issued and outstanding.

ITEM 7. EXHIBITS

     Exhibits filed as part of this Report are as follows:

Exhibit 3. Certificate of Amendment to the Certificate of Incorporation, filed with the Secretary of State of Delaware on February 3, 1998

Exhibit 20.  Notice to Shareholders, dated February 4, 1998

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               TIREX AMERICA INC.

Dated: February 16, 1998                       By   /s/ Terence C. Byrne
                                                 ------------------------------
                                                    Terence C. Byrne, President


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